SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its

charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland	21045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the expiration of the Offer and the pending Merger (as such terms are defined below), on February 22, 2011, Martek Biosciences Corporation (“Martek” or the “Company”) terminated its Credit Agreement (the “Credit Agreement”) with Manufacturers and Traders Trust Company. Pursuant to the Credit Agreement, Martek was able to borrow up to $100 million pursuant to a revolving credit facility.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 20, 2010, Martek entered into an agreement and plan of merger (the “Merger Agreement”) with Koninklijke DSM N.V. (“DSM”) and Greenback Acquisition Corporation, an indirect wholly-owned subsidiary of DSM (“Purchaser”).

Pursuant to the Merger Agreement, on January 13, 2011, DSM and Purchaser commenced a tender offer to purchase all outstanding shares of Martek’s common stock (the “Shares”) at a price of $31.50 per share in cash, net to the holder thereof, without interest and subject to the applicable withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2011, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).  On February 21, 2011, DSM announced that the initial offering period of the Offer had expired at 5:00 p.m., New York City time, on February 18, 2011 and that as of such time, based on the information provided by Citibank, N.A., the depositary for the Offer, 30,410,223 Shares were validly tendered and not withdrawn prior to the expiration of the Offer (including 2,359,558 Shares subject to guaranteed delivery procedures), representing approximately 83.6% of the issued and outstanding Shares (excluding such Shares tendered pursuant to guaranteed delivery procedures).   Purchaser has accepted for payment all Shares that were validly tendered in the initial offering period and not properly withdrawn.

In addition, on February 21, 2011, DSM announced that Purchaser commenced a subsequent offering period for all remaining untendered Shares, which expired at 12:00 midnight, New York City time, on Thursday, February 24, 2011.  The depositary for the Offer advised Purchaser that an additional 262,000 Shares were validly tendered prior to the expiration of the subsequent offering period, which, together with the Shares tendered in the initial offering period, represented approximately 89.5% of the Company’s issued and outstanding Shares.  Purchaser has accepted for payment all Shares that were validly tendered in the subsequent offering period.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on February 25, 2011.  Pursuant to the Certificate of Merger, Purchaser will be merged with and into Martek (the “Merger”) effective as of 11:59 p.m. EST on February 25, 2011 (the “Effective Time”).  As a result of the Offer and the Merger, after the Effective Time, Martek will no longer fulfill the numerical listing requirements of The NASDAQ Global Select Market (“NASDAQ”).  Accordingly, on February 25, 2011, Martek notified NASDAQ of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Shares.  Martek expects that NASDAQ will remove the Shares from listing on NASDAQ prior to NASDAQ opening on February 28, 2011.  Martek expects NASDAQ to file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on Form 25 to delist and deregister the Shares.  Martek will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Shares.

Item 3.02  Unregistered Sale of Equity Securities.

In order to complete the Merger, and pursuant to Section 1.8 of the Merger Agreement, on February 25, 2011, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 15,712,946 Shares (the “Top-Up Option Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Option Shares by the delivery of cash in the amount of $1,571,294.60 and a promissory note with a principal amount of $493,386,504.40. The Top-Up Option Shares, when added to the number of Shares directly or indirectly owned by DSM and Purchaser at the time of exercise of the Top-Up Option, represented at least one Share more than 90% of the Shares outstanding on a fully-diluted basis immediately after the issuance of the Top-Up Option Shares. The Top-Up

Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03  Material Modification to Rights of Security Holders.

At the Effective Time, each remaining issued and outstanding Share not tendered in the Offer (other than Shares held by Martek as treasury stock, held by a wholly-owned subsidiary of Martek or held by DSM or Purchaser, including as a result of the exercise of the Top-Up Option, and Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) will be, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive the Offer Price in cash, without interest thereon and less any required withholding taxes.

Item 5.01.  Change in Control of Registrant.

As noted in Item 3.01 above, all Shares that were validly tendered during the initial offering period of the Offer and not properly withdrawn were accepted for payment by Purchaser.  Upon the acceptance of Shares for payment pursuant to the Offer on February 18, 2011, a change of control of the Company occurred.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Merger is expected to occur at the Effective Time in accordance with the “short-form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of Martek.  In order to accomplish the Merger, on February 25, 2011, Purchaser exercised the Top-Up Option, which permitted Purchaser to purchase the Top-Up Shares. In connection with the Merger, each issued and outstanding Share (other than Shares held by the Company as treasury stock, held by a wholly owned subsidiary of the Company or held by DSM or Purchaser, including as a result of the exercise of the Top-Up Option, and Shares for which appraisal rights are properly demanded and perfected in accordance with Delaware law) will be converted into the right to receive the Offer Price, without interest and less any required withholding taxes. Upon the Effective Time, the Company will become an indirect wholly-owned subsidiary of DSM.

The total amount of the consideration payable in connection with the change of control transaction is approximately $1.09 billion. DSM has provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the Offer and will provide funding for the purchase of Shares in the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which Martek filed as Exhibit 2.1 to its Current Report on Form 8-K, filed with the SEC on December 21, 2010, and incorporated herein by reference.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, each of James R. Beery, Harry J. D’Andrea, Michael G. Devine, Steve Dubin, Robert J. Flanagan, Polly B. Kawalek, Jerome C. Keller, Douglas J. MacMaster, Jr., Robert H. Mayer, David M. Pernock and Eugene H. Rotberg will resign from Martek’s Board of Directors (the “Board”) and from any committees of the Board on which they served.  Pursuant to the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time will become the directors of Martek as of the Effective Time.

Item 5.03  Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Martek’s certificate of incorporation will be amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).  A copy of the form of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Also pursuant to the Merger Agreement, at the Effective Time, Martek’s bylaws will be amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein will be Martek Biosciences Corporation (the “Amended and

Restated By-Laws”).  A copy of the form of the Amended and Restated By-Laws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1

Form of Amended and Restated Certificate of Incorporation of Martek Biosciences Corporation (incorporated by reference to Exhibit 2.1 to Martek’s Current Report on Form 8-K filed on December 21, 2010).

3.2	Form of Amended and Restated By-Laws of Martek Biosciences Corporation.**

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

Date: February 25, 2011	By:	/s/ Peter L. Buzy
Peter L. Buzy
Chief Financial Officer, Treasurer and
Executive Vice President for Finance and
Administration

EXHIBIT INDEX

Exhibit No.	Description
3.1

Form of Amended and Restated Certificate of Incorporation of Martek Biosciences Corporation (incorporated by reference to Exhibit 2.1 to Martek’s Current Report on Form 8-K filed on December 21, 2010).

3.2	Form of Amended and Restated By-Laws of Martek Biosciences Corporation.**

** Filed herewith